UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2018

MPLX LP

(Exact name of registrant as specified in its charter)

Delaware	001-35714	27-0005456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Hardin Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(419) 421-2414

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

MPLX LP (the “Issuer”) is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-220267):

1.

Underwriting Agreement, dated as of November 7, 2018, among the Issuer, MPLX GP LLC, the general partner of the Issuer, and each of J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein;

2.	Thirteenth Supplemental Indenture, dated as of November 15, 2018, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee;

3.	Fourteenth Supplemental Indenture, dated as of November 15, 2018, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee; and

4.	Opinion of Jones Day.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of November 7, 2018, among the Issuer, MPLX GP LLC, the general partner of the Issuer, and each of J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, acting as representatives of the several underwriters named therein

4.1	Thirteenth Supplemental Indenture, dated as of November 15, 2018, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (including form of note)

4.2	Fourteenth Supplemental Indenture, dated as of November 15, 2018, between the Issuer and The Bank of New York Mellon Trust Company, N.A., as Trustee (including form of note)

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: November 15, 2018	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance and Compliance Officer and Corporate Secretary